UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

CEDAR SHOPPING CENTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817 (Commission File Number)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2009, the Company consummated the closing of the Securities Purchase Agreement (the “SPA”) with RioCan Holdings USA Inc. (the “Purchaser”) and RioCan Real Estate Investment Trust. As the result, the Company sold to the Purchaser 6,666,666 shares of Common Stock of the Company at a price of $6.00 per share and granted a Warrant to purchase 1,428,570 shares of Common Stock of the Company. The Warrant is exercisable for a two year period at a price of $7.00 per share.

The SPA is described in further detail in our Form 8-K reporting on events that occurred October 26, 2009.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to Item 1.01 for a description of the sale of shares of Common Stock and a Warrant to the Purchaser. The closing of the sale occurred October 30, 2009. The consideration received by the Company was $39,999,996 in cash. The sale was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 based on representations and warranties of the Purchaser contained in the SPA. The proceeds from this sale were used to repay amounts outstanding under the Company’s stabilized credit facility.

Item 5.02 Election of Directors.

(d)       Effective October 30, 2009, Rags Davloor was elected as a director of the Company pursuant to the terms of the SPA. Under the terms of the SPA, for as long as the Purchaser owns at least 9.9% of the outstanding Common Stock of the Company it has the right to designate one person to be a director of the Company. The Purchaser has selected Mr. Davloor as its designee. Mr. Davloor is Senior Vice President and Chief Financial Officer of RioCan Real Estate Investment Trust, Canada’s largest real estate investment trust. Prior to joining RioCan in February 2008, he was Vice President and Director of Investment Banking at TD Securities for two years covering the real estate sector. Prior to this he worked with O&Y Properties Corporation and O&Y REIT for ten years in a number of progressive positions, ultimately becoming CFO.

Mr. Davloor holds a Bachelor of Commerce degree from the University of Manitoba and is a chartered accountant. He is a member of the Institute of Chartered Accountants of Ontario.

Reference is made to Item 1.01 of the Company’s Form 8-K reporting on events that occurred October 26, 2009 with respect to transactions among the Company, the Purchaser and RioCan Real Estate Investment Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2009

CEDAR SHOPPING CENTERS, INC.

By:	/s/ Leo S. Ullman
Leo S. Ullman
Chairman of the Board, President and CEO